Exhibit 99.3

For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545

UNIFI ANNOUNCES $50 MILLION STOCK
REPURCHASE PROGRAM

GREENSBORO, N.C. – January 22, 2013 - Unifi, Inc. (NYSE: UFI) today announced that its Board of Directors approved a new stock repurchase program to acquire up to $50 million of the Company’s common stock.  The new repurchase program replaces the existing program, which authorized the repurchase of up to 3,333,333 shares of common stock, but which had been suspended since November 2003.

Under the new repurchase program, the Company is authorized to repurchase shares at prevailing market prices, through open market purchases or privately negotiated transactions at such times, manner and prices as are determined by management, subject to market conditions, applicable legal requirements, contractual obligations and other factors. The Company expects that open market repurchases under the repurchase program will be structured to comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases.

Bill Jasper, Chairman and CEO of Unifi said, “We are pleased to announce our continued commitment to maximizing shareholder value through this new repurchase program.  We will seek the right opportunities to repurchase our stock, while maintaining ample liquidity to support the operational needs and future growth opportunities of the business.”

Repurchases are expected to be financed through cash from operations and borrowings under the Company’s revolving credit facility and are subject to applicable limitations and requirements set forth in the Company’s credit facility.  The repurchase

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Unifi Announces $50 Million Stock Repurchase Program – Page 2

program has no stated expiration or termination date.  The Company may discontinue repurchases at any time that management determines additional purchases are not warranted.  Under the repurchase program, there is no time limit for repurchase, nor is there a minimum number of shares intended to be repurchased or specific time frame in which the Company intends to repurchase.

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® - all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE, REFLEXX®, MICROVISTA® and SATURA®. Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE, visit the new website www.repreve.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the "Company") that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

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Unifi Announces $50 Million Stock Repurchase Program – Page 3

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, the Company’s financial condition (including its liquidity position), results of operations, or cash flows, the market price of the Company’s stock, and restrictions imposed by the Company’s credit facility.  In addition to these representative factors, forward-looking statements could be impacted by general domestic economic and industry conditions in the markets where the Company competes, such as changes in interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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